Statement Regarding Computation of Per Share Earnings

                                                                                           Three Months Ended June 30,
                                                                                           ----------------------------
                                                                                             1995               1994
                                                                                             ----               ----
PRIMARY EARNINGS PER COMMON SHARE
---------------------------------
Earnings
    Net income                                                                           $16,077,000           $17,967,000
                                                                                         ===========           ===========
Shares
    Weighted average common shares outstanding                                            30,819,440            32,069,990
    Stock options considered to be common stock equivalents                                  135,957               181,118
                                                                                         -----------           -----------
    Weighted average common stock and common stock equivalents outstanding                30,955,397            32,251,108
                                                                                         ===========           ===========
Primary earnings per common share                                                              $0.52                 $0.56
                                                                                         ===========           ===========

FULLY DILUTED EARNINGS PER COMMON SHARE
---------------------------------------
Earnings
    Net income                                                                           $16,077,000           $17,967,000
    After tax interest expense applicable to convertible debentures                           74,942                76,708
                                                                                         -----------           -----------
                                                                                         $16,151,942           $18,043,708
                                                                                         ===========           ===========
Shares
    Weighted average common shares outstanding                                            30,819,440            32,069,990
    Assumed conversion of 9.00% convertible debentures issued June 30, 1989                  320,411               326,588
    Stock options considered to be common stock equivalents                                  135,957               198,951
                                                                                         -----------           -----------
    Weighted average common stock and common stock equivalents outstanding                31,275,808            32,595,529
                                                                                         ===========           ===========
Fully diluted earnings per common share                                                        $0.51                 $0.55
                                                                                         ===========           ===========

                                                                                             Six Months Ended June 30,
                                                                                           ----------------------------
                                                                                             1995               1994
                                                                                             ----               ----
PRIMARY EARNINGS PER COMMON SHARE
---------------------------------
Earnings
    Net income                                                                           $31,296,000           $35,868,000
                                                                                         ===========           ===========
Shares
    Weighted average common shares outstanding                                            30,868,401            32,271,542
    Stock options considered to be common stock equivalents                                  138,822               175,355
                                                                                         -----------           -----------
    Weighted average common stock and common stock equivalents outstanding                31,007,223            32,446,897
                                                                                         ===========           ===========
Primary earnings per common share                                                              $1.01                 $1.11
                                                                                         ===========           ===========

FULLY DILUTED EARNINGS PER COMMON SHARE
---------------------------------------
Earnings
    Net income                                                                           $31,296,000           $35,868,000
    After tax interest expense applicable to convertible debentures                          150,378               153,416
                                                                                         -----------           -----------
                                                                                         $31,446,378           $36,021,416
                                                                                         ===========           ===========
Shares
    Weighted average common shares outstanding                                            30,868,401            32,271,542
    Assumed conversion of 9.00% convertible debentures issued June 30, 1989                  321,251               331,129
    Stock options considered to be common stock equivalents                                  186,839               189,211
                                                                                         -----------           -----------
    Weighted average common stock and common stock equivalents outstanding                31,376,491            32,791,882
                                                                                         ===========           ===========
Fully diluted earnings per common share                                                        $1.00                 $1.10
                                                                                         ===========           ===========

                                  Exhibit 11